AMENDED AND RESTATED

CONSULTING AGREEMENT

AMENDED AND RESTATED CONSULTING AGREEMENT, dated February 6, 2006 (this “Agreement”), between NOVASTAR RESOURCES, LTD., a Nevada corporation (the “Company”) and ALAN GELBAND, an individual (the “Consultant”). For the purposes of this Agreement, either of the above shall be referred to as a "Party" and collectively as the "Parties".

BACKGROUND

On January 17, 2006, the Parties entered into a Consulting Agreement (the “Original Agreement”) that provided for, among other things, the issuance to the Consultant of shares of the Company’s common stock under an S-8 registration statement. Such shares have not been issued yet. The parties desire to amend the Original Agreement so that such shares will no longer be registered under an S-8 registration statement. Instead, the Consultant will receive restricted stock and will be granted piggyback registration rights on the terms specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby amend and restate the Original Agreement as follows:

1.            Appointment of Consultant. Company hereby appoints Consultant and Consultant hereby agrees to render services to Company to assist Company with its business strategy, management and corporate expansion goals.

2.            Services. During the term of this Agreement, Consultant shall provide advice to, undertake for and consult with Company concerning the contemplated business combination with Thorium Power, Inc. Specifically, the Consultant shall provide financial advice regarding the business combination with Thorium Power and assist in the management and coordination of the share exchange between Thorium Power and the Company and work with the Company and the Company’s service providers to facilitate the transaction.

3.            Compensation. For the services rendered and performed by Consultant during the term of this Agreement, Company shall, as soon as practicable after the date hereof: Pay to Consultant a total of Two Million, Three Hundred Eighty Nine Thousand, Five Hundred Fifty Eight (2,389,558) shares of the Company’s Common Stock. If the total number of shares of common stock issuable hereunder to the Consultant is equal to less than one percent of the issued and outstanding common stock of the Company on a fully-diluted basis immediately after the closing of a business combination between Thorium Power and the Company (but not including as outstanding for this purpose any shares issued by the Company in a financing transaction after the Company has raised $2,750,000, in the aggregate, since January 1, 2006), then the Company shall issue to the Consultant immediately following such closing an additional number of shares such that the Consultant shall have received hereunder a total number of shares that represent one percent of the issued and outstanding common stock of the Company on a fully-diluted basis at such time and calculated as aforesaid . These shares will be restricted stock and the

Company’s transfer agent will be instructed to imprint a standard restrictive legend that refers to transfer restrictions under the Securities Act of 1933, as amended and to impose stop transfer restrictions against the shares.

4.            Term. The term ("Term") of this Consulting Agreement shall be for a period of six (6) months commencing on the date hereof.

5.            Confidentiality. Consultant will not disclose to any other person, firm or corporation, nor use for its own benefit, during or after the Term of this Consulting Agreement, any trade secrets or other information designated as confidential by Company which is acquired by Consultant in the course of performing services hereunder. Any financial advice rendered by Consultant pursuant to this Consulting Agreement may not be disclosed in any manner without the prior written approval of Company.

6.            Independent Contractor. Consultant and Company hereby acknowledge that Consultant is an independent contractor. Consultant shall not hold itself out as, nor shall it take any action from which others might infer that it is an agent of or a joint venture of Company. All taxes and other expenses are also responsibility of Consultant.

7.            Miscellaneous. This Consulting Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the Parties, including the Original Agreement. This Consulting Agreement is non-exclusive and cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all Parties. This Consulting Agreement shall be governed by the laws of the State of New York without reference to the conflict of law principles thereof. In the event of any dispute as to the Terms of this Consulting Agreement, the prevailing Party in any litigation shall be entitled to reasonable attorney's fees.

8.            Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or seven business days after deposit in the United States Postal Service, by (a) advance copy by fax, (b) mailing by express courier or registered or certified mail with postage and fees prepaid, addressed to each of the other Parties thereunto entitled at the addresses specified on the signature page hereto, or at such other addresses as a Party may designate by ten days advance written notice to each of the other Parties at the addresses above and to the attention of the persons that have signed below.

9.	Piggyback Registration Rights.

(a)          If at any time after the date hereof, the Company shall determine to register for its own account or the account of others under the Securities Act (including pursuant a demand for registration of any stockholder of the Company) any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents relating to shares of Common Stock to be issued solely in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to the Consultant written notice of such determination and, if within fifteen (15) days after receipt of such notice, the Consultant shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the shares received by the Consultant hereunder (the “Registrable Shares”), except that if; in connection with a public offering of the Company the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares with respect to which such holder has requested inclusion hereunder. Notwithstanding the foregoing, shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares upon the consummation of any sale pursuant to a registration statement or Rule 144 under the Securities Act or once such shares become eligible for resale pursuant to Rule 144(k).

(b)          Effectiveness. The Company will use its best efforts to maintain the effectiveness for up to 90 days (or such shorter period of time as the underwriters need to complete the distribution of the registered offering) of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation. The Company will also provide the Consultant with as many copies of the prospectus contained in any such registration statement as it may reasonably request.

(c)          Expenses. In the case of each registration effected under this Section, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable Shares, including, but not limited to, the Company’s printing, legal and accounting fees and expenses, SEC and NASD filing fees and “Blue Sky” fees; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters’ commissions or discounts attributable to the Registrable Shares being offered and sold by the holders of the Registrable Shares, or the fees and expenses of counsel for the selling holders of Registrable Shares in connection with the registration of the Registrable Shares.

                Please confirm that the foregoing sets forth our understanding by signing the enclosed copy of this Consulting Agreement where provided and returning it to me at your earliest convenience.

All Parties signing below do so with full authority:

COMPANY:

NOVASTAR RESOURCES, LTD.

By:        /s/ Charles Merchant

Name: Charles Merchant
Title: CEO

CONSULTANT:

/s/ Alan Gelband

Alan Gelband

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